Exhibit 10.1

2005 ROHM AND HAAS COMPANY
NON-EMPLOYEE DIRECTORS’ STOCK PLAN
(Effective January 1, 2005)

     1. Purpose. The purpose of this 2005 Non-Employee Directors’ Stock Plan (the “Plan”) of Rohm and Haas Company (the “Company”) is to advance the interests of the Company and its stockholders by providing a means (i) to promote ownership by the directors of a greater proprietary interest in the Company, aligning the directors’ interests more closely with the interests of stockholders, and (ii) to attract and retain highly qualified persons to serve as non-employee directors.

     2. Effectiveness. This Plan is intended to comply with the applicable provisions of the American Jobs Creation Act of 2004 (“AJCA”) and is to be construed in accordance with AJCA and the regulations issued thereunder. Without affecting the validity of any other provision of the Plan, to the extent that any Plan provision does not meet the requirements of AJCA and the regulations issued thereunder, it shall be void ab initio and shall have no effect.

     3. Definitions.

     (a) “Code” means the Internal Revenue Code of 1986, as amended.

     (b) “Deferred Stock” means the credits to a director’s deferral account under Section 6, each of which represents the right to receive one share of Stock upon settlement of the deferral account. Deferral accounts, and Deferred Stock credited to the deferral accounts, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

     (c) “Fair Market Value” of Stock means, as of any given date, the average of the high and low price of a share of Stock reported in the New York Stock Exchange Composite Transactions.

     (d) “Separation from Service” shall have the meaning provided in regulations issued under section 409A of the Code.

     (e) “Stock” means the Common Stock, $2.50 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 3.

     4. Shares Available Under the Plan. The total number of shares of Stock reserved and available for issuance under the Plan is 500,000 shares. Such shares may be authorized but unissued shares or treasury shares. The total number and nature of shares so reserved shall be appropriately adjusted to reflect stock dividends, stock splits, combinations of shares and any similar change in the corporate capital structure which affects the Stock such that an adjustment is appropriate to prevent dilution or enlargement of a director’s rights under the Plan, including change as a result of a reorganization, recapitalization, merger or consolidation.

     5. Administration of the Plan. The Plan will be administered by the Board of Directors of the Company. Any action taken must be approved by the affirmative vote of a majority of directors.

     6. Eligibility. Deferred Stock under this Plan may be issued only to directors of the Company who are not employees of the Company or any of its subsidiaries. The issuance of any share under this Plan shall not impose upon the Company or its subsidiaries any obligation to retain the director for any period.

     7. Receipt of Deferred Stock.

     (a) Automatic Deferral of One-Half of Annual Retainer. Each eligible director will receive one-half of the amount of his or her annual retainer for services as a director in Deferred Stock. The Company will credit the director’s deferral account, on the fifth business day in January or promptly after election if newly elected, with a number of shares of Deferred Stock calculated by dividing one-half the annual retainer by the Fair Market Value of a share of Stock on such credit action. If the director dies, retires or leaves the Board before the completion of the calendar year, his or her account will be adjusted to subtract the amounts not yet earned. Fees for services as a chair of a committee will be paid in cash.

     (b) Election to Defer Remainder of Annual Retainer.

          (i) An eligible director may elect, no later than December 31 of any year, to defer all or a portion of his or her annual retainer that would otherwise be paid in cash during the next calendar year by filing a written election with the Corporate Secretary. A new director may elect to defer all or part of his or her annual retainer that would otherwise be paid in cash during that calendar year by filing a written election with the Corporate Secretary within 30 days following his or her election to the Board. Once the election to defer is in place, the same election will remain in effect for each succeeding year until the election is changed at any time prior to the start of the calendar year when the new election will take effect.

          (ii) The Company will credit the director’s deferral account (at the same time that the Deferred Stock is credited under Section 7(a)) with a number of shares of Deferred Stock calculated by dividing the dollar amount being deferred by the Fair Market Value of a share of Stock on the fifth business day of the calendar year.

     (c) Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Stock, each director shall be entitled to receive, as dividend equivalents, an amount equal in value to the amount of the dividend paid or property distributed on a single share of Stock multiplied by the number of shares of Deferred Stock (including any fractional share) credited to his or her deferral account as of the record date for the dividend or distribution. The dividend equivalents shall be credited to the director’s deferral account as a number of shares of Deferred Stock determined by dividing the aggregate value of the dividend equivalents by the Fair Market Value of a share of Stock at the payment date of the dividend or distribution.

     (d) Designation of Beneficiary. Each director may designate one or more beneficiaries to receive the amounts distributable from the director’s deferral account under the Plan in event of the director’s death. The Company may rely upon the beneficiary designation last filed with the Company.

     (e) Distribution Elections. At the time of his or her initial participation in the Plan, a director may elect to receive settlement of his or her entire deferral account (i) in a single distribution on the tenth business day following the earlier of his or her Separation from Service or death or (ii) in a series of equal annual installments in such number as the director shall specify (but not exceeding ten) commencing on the tenth business day following the earlier of his or her Separation from Service or death. Such election shall be filed with the Corporate Secretary before the commencement of the director’s term in office and shall apply to all amounts subsequently deferred under the Plan. Failure to make an election under this Section within the time required will result in the settlement being made in a single distribution on the tenth business day following the earlier of Separation from Service or death.

     (f) Treatment of Amounts Deferred Prior to 2005 under the 1997 Non-Employee Directors’ Stock Plan. Within the time prescribed in regulations issued under section 409A of the Code, a director who made a deferral election under the 1997 Non-Employee Directors’ Stock Plan with respect to annual retainers to be earned in 2005 may revoke such election or elect to defer the same portion of such retainer into this Plan. An election to defer a 2005 annual retainer into the Plan shall designate a form of distribution (as provided in Section 7(e)) with respect to such annual retainer and all amounts subsequently deferred under the Plan. A director who fails to make an affirmative election hereunder shall nevertheless be deemed to have made such an election and settlement of his or her deferral account shall be made in a single distribution on the tenth business day following the earlier of the director’s Separation from Service or death.

     (g) Nonforfeitability. The interest of each director in the Deferred Stock in his or her deferral account will be nonforfeitable.

     (h) Settlement of Deferred Stock. The Company will settle a director’s deferral account by delivering to the director (or his or her beneficiary) a number of shares of Stock equal to the number of whole shares of Deferred Stock then credited to his or her deferral account (or a specified portion in the event of an installment settlement), together with cash in lieu of any fractional share of Deferred Stock credited to the deferral account. The settlement shall be made at the time specified in the director’s election filed in accordance with Section 7(e) or 7(f), as applicable.

     8. Changes to the Plan. The Board of Directors may amend, alter, suspend or discontinue the Plan or authority to pay retainers in the form of Deferred Stock under the Plan without the consent of stockholders unless stockholder consent is required by any federal or state law or regulation or the rules of any stock exchange. However, in no event shall a discontinuance of the Plan cause the distribution of deferral accounts prior to the time provided in Sections 7(e) or 7(f), as applicable. The Board may, in its discretion, decide to submit amendments or alterations to stockholders for approval. Unless required to comply with applicable law, including (without limitation) the requirements of Section 409A of the Code and the regulations issued thereunder, no action may materially impair the rights of the directors with respect to any previously granted Deferred Stock without the consent of the affected director.

     9. General Provisions.

     (a) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver shares of Stock in settlement of Deferred Stock in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any listing requirement under any listing agreement between the Company and any stock exchange or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations and other obligations of the company have been complied with in full, and no settlement of the Deferred Stock shall be made within six months of the Deferred Stock being awarded if necessary to qualify for an exemption under section 16 of the Securities and Exchange Act of 1934. Certificates representing shares of Stock issued under the Plan will be subject to stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed on the certificates.

     (b) Limitations on Transferability. Deferred Stock will not be transferable except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a director’s death).

     (c) No Stockholder Rights Conferred. Nothing in this Plan will confer upon a director any rights of a stockholder of the Company unless and until shares of Stock are issued.

     (d) Governing Law. The validity, construction and effect of the Plan will be determined in accordance with the Delaware General Corporation Law and other laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

6